Exhibit 10.43




                   Employment Agreement of the General Manager









                  Party A: Shandong Bangsheng Chemical Co., Ltd




                               Party B: Xu Xiqing
                                       -----------

Party A: Shandong Bangsheng Chemical Co., Ltd
Party B: Xu Xiqing
        -----------

-------------------- ----------- ----------- --------- ------- -----------------
Name                 Xu Xiqing   Sex         Male      Date    December 8, 1959
                                                       of
                                                       Birth
-------------------- ----------- ----------- --------- ------- -----------------
Education            Associate   Health      Healthy   Tel
                     Degree      Condition
-------------------- ----------- ----------- --------- -------- ----------------
Professional Title   Senior      ID Number
                     Engineer
-------------------- ----------- ----------- -----------------------------------
Strong Points        An Expert on Chemical Engineering
-------------------- -----------------------------------------------------------
Native Place         Lodging House in Xintai City Fertilizer Plant,
                     Shandong Province
-------------------- -----------------------------------------------------------

According to the employer-and-employee-choice principle, Party A is willing to offer Party B the position of General Manager, and Party B is willing to accept such a position and will do a good job in the management of the production and operation of the Chemical Company. After negotiation, the two parties have reached the following provisions for the two parties to implement:

I. The parties agree that the term of this agreement shall be three years, commencing from this _first_ day of __January, 2005 and ending on the _first_ day of _January_, 2008.
II.   Remuneration

The main indicator for performance evaluation of Party B conducted by Party A is the profit realized in a year.

(1) The basic annual salary of Party B is RMB 160,000 yuan (One hundred and sixty thousand yuan). The performance evaluation will be based on "The Responsibility Contract of Management Objectives". If the operating profit target has been realized by 100% and there is no major safety accident, Party B is entitled to be given the basic annual salary. Starting from 100%, one added or reduced percentage will be taken into account in paying Party B the salary which will be computed in this way: Party B's salary = Basic Annual Salary iA(1iA1%)
(2) 70% of Party B's salary will be paid along with the salaries of other employees, and the remaining 30% will be paid off as a single payment at the end of each year after the Financial Department of Party A has finished the performance evaluation of Party B and the payment will be based on the result of performance evaluation.
(3) Party B can only get the salary after the amount has been approved by the legal representative of Party A with his or her signature. III. The Responsibilities, Powers and Salary of Party B

Responsibilities: Party B is authorized by Party A to, in accordance with the extent of power and the managerial system of this company, do a good job in the management of production and operation.

Obligations:

1. Party B shall unconditionally and consciously abide by the managerial system of Party A.
2. To take the full responsibility of the management of production and operation of this company; to strengthen the internal management of the company; to optimize the process flows; to effectively reduce the production costs; to ensure work safety; to guarantee the quality of products; to make sure that the up-to-standard rate of product quality shall be 100%. If, some goods are returned or the payment for goods is withheld, due to quality problems, Party B shall assume all responsibilities for all losses arising from it (Party B has the rights to hold production personnel to their responsibilities, but it will not affect the responsibility of bearing the losses); to maximize the profit of the enterprise.
3. Party B is responsible for the management of production and operation and the instruction and management of the working personnel; to carry forward the corporate culture; to strengthen the business training of employees; to improve the quality of employees in an all around way; to cultivate a batch of managerial talents having both ability and moral integrity, and make a powerful team come into being.
4. To foster a good team spirit; to unite and be friendly to the comrades in the team and employees; Party B shall be responsible for the performance evaluation of the middle-level cadres and employees within his managerial department; to quantize the task of each job and economic indicators, and conduct the evaluation at least once a month, and publicize the result of evaluation and the whole process should be transparent, and the distribution should be based on the result of performance evaluation, rewards and punishment should be clearly defined and implemented; to strictly enforce the managerial system; to be resolute when firmness is needed; to be free from partiality; to treat everyone equally without discrimination; to be modest in accepting criticisms and conducting self-criticisms.
5. During the term of the engagement, Party B shall do his best to make the production line be fully operated, and ensure that the annual output of synthetic ammonia will be 150,000 tons, and the output of methanol will be 30,000 tons. Except this company adjusts the product mix in line with the market demand, the output can be appropriately increased or reduced.

6. During the service period, Party B shall strengthen the quality control management to ensure the up-to-standard rate of product quality shall reach 100%.
7. During the service period, Party B should attach great importance to work safety, and break down the safety responsibility, and strengthen the safety patrol and eliminate hidden risks of accident so as to make sure work safety and there is no major safety accident and the rate of incidence of wound and skin cuts will be below 5/oo.
8. Indicator of costs: The indicator of costs is a major indicator in the performance evaluation of Party B. When the price of raw materials fluctuates beyond the limit of 3%, Party A and Party B shall negotiate and adjust the indicator of costs.
IV.   Safety
      1. During the term of engagement, Party B is the person directly responsible for safety in production and has direct responsibility for safety in production. Party B is supposed to have meetings on safety on a regular basis, train the employees on safety on a regularly basis and strengthen safety education so as to guarantee this company free from safety accidents.
      2. If there are no safety accidents in a whole year, Party B will be given a safety reward amounting to yuan. If safety accidents should happen, Party B would be held responsible for the economic responsibilities and legal responsibilities.
      3. During the period of production, production will be conducted in strict accordance with the safety standards set by the Ministry of Chemical Industry and state safety inspection departments; employees should be educated on work safety; employees who have not been trained on work safety should not be put in any post. If safety accidents should happen, Party B would be held responsible.
      4. During the period of equipment repair and maintenance, the operating rules shall be strictly followed, and rules of making fire shall be followed and safety accidents would be avoided at any cost.
V.    Responsibilities and Obligations of the Two Parties
      1. During the term of engagement of Party B, the salary shall be cashed in according to the result of performance evaluation at the end of year; Party A shall not deduct Party B's salary without good reason.
      2. Party B shall, as much as possible, provide convenient conditions for Party B's work.
      3. During the term of engagement, Party B shall not accept any work offered by any other party; otherwise, Party B's salary would be deducted and both Party B and the third party would be held responsible for legal liabilities.
      4. During the term of engagement, should Party B suffer from personal injuries or death while being on duty, and the cause is determined, the matter will be handled in accordance with relevant stipulations in the Labor Law. If any dispute arises, it will be submitted to the court for settlement.
      5. Party B should take the lead to consciously abide by all rules and regulations of Party A.
      6. Attendance: The system of check on work attendance shall be applied to Party B and Party B should abide by the work discipline of this company, and Party B's monthly working days will be 27.
      7. The communication fee will be examined and reimbursed according to the limit set for each month.
      8. Principle of confidentiality: The provisions in the Confidentiality Agreement will be observed by both parties.
      9. Party B should be held responsible for all economic damages suffered by Party A as a result of Party B's dereliction of duty or breach of duty.
VI. Breach Liability: During the term of engagement, any party shall not terminate the contract without the consent of the other party; otherwise, the breach party should compensate the other party for the economic damages suffered by the other party.
VII. The attachments and exhibits to the contract shall be equally binding on both parties.
VIII. Should disputes arise during the performing of this contract, the two parties shall settle them through negotiations on their own; if they cannot be settled through negotiations, a lawsuit can be lodged to the court where the party concerned resides.



Party A: Shandong Bangsheng Chemical Co., Ltd (official seal)


Party B: /s/ Xu Xiqing (signature)
        ---------------


Date: January 1, 2005